UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

FuboTV Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

FuboTV Inc.

1290 Avenue of the Americas

New York, New York 10104

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To Our Stockholders:

This Information Statement is being furnished by the board of directors of FuboTV Inc. (the “Board”), a Delaware corporation (the “Company,” “Fubo,” “our” or “we”) and is first being mailed on or about February 27, 2026, to the stockholders of record of our outstanding Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), as of the close of business on February 3, 2026 (the “Record Date”). The purpose of this Information Statement is solely to inform you that Hulu, LLC (“Hulu” or the “Majority Stockholder”), who holds 947,910,220 shares of Class B Common Stock, representing not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Company’s Common Stock entitled to vote thereon as of the Record Date were present and voted, delivered to the Company a written consent pursuant to Sections 4.02 and 10.01 of the Company’s certificate of incorporation (the “Certificate of Incorporation”) approving amendments to the Certificate of Incorporation to effect a reverse stock split of the Company’s Class A Common Stock and Class B Common Stock, at a ratio ranging from any whole number between 1-for-8 and 1-for-12 (the “Reverse Stock Split”), with the exact ratio within such range to be determined by the Board in its discretion, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments, notwithstanding prior stockholder approval of such amendments, as described in more detail in the Information Statement accompanying this notice. The Board also has the authority to abandon all Reverse Stock Split amendments. The Reverse Stock Split amendments were adopted by the Board on February 2, 2026.

The Reverse Stock Split may be implemented on a future date as determined by the Board in its discretion, but in no event earlier than the twentieth (20th) day after this Information Statement is mailed or furnished to the stockholders of record. If the Company decides to proceed with the Reverse Stock Split, the authorized officers of the Company, at the direction of the Board, will set the exact Reverse Stock Split ratio within the approved range and file a Certificate of Amendment (the “Certificate of Amendment”) effecting the Reverse Stock Split with the Secretary of State of the State of Delaware after reassessing the factors described in the accompanying Information Statement.

Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and Sections 4.02 and 10.01 of our Certificate of Incorporation permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Company’s common stock entitled to vote thereon were present and voted. Accordingly, Hulu, as the holder of a majority of the outstanding stock entitled to vote thereon, voting together as a single class, approved the Reverse Stock Split amendments on February 3, 2026. The full text of the Majority Stockholder’s written consent is attached to this Information Statement as Annex A. This Information Statement also constitutes notice to you under Section 228 of the DGCL of the actions taken by written consent by the Majority Stockholder without a meeting of stockholders.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE MAJORITY STOCKHOLDER BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER APPROVAL REQUIREMENT FOR THESE ACTIONS UNDER THE DGCL AND NEW YORK STOCK EXCHANGE RULES AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED, OR ARE BEING SOLICITED, TO APPROVE THE REVERSE STOCK SPLIT AMENDMENTS.

This Information Statement is dated February 27, 2026 and is being furnished to all stockholders of the Company as of the Record Date pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing the non-consenting stockholders of these corporate actions before the Reverse Stock Split is implemented.

Holders of our common stock do not have appraisal or dissenters’ rights under the DGCL in connection with the matters described in this Information Statement and approved by the Majority Stockholder.

You are urged to read this Information Statement carefully in its entirety, including any information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C, AND PURSUANT TO SECTION 228 OF THE DGCL.

By Order of the Board of Directors

Gina DiGioia
Chief Legal Officer and Corporate Secretary

New York, New York
February 27, 2026

ANNEX

Annex A – Written Consent of the Stockholders of FuboTV Inc.	A-1
Annex B – Certificate of Amendment	B-1

FuboTV Inc.

1290 Avenue of the Americas

New York, NY 10104

INFORMATION STATEMENT

We are required to deliver this Information Statement to holders of shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), of FuboTV Inc. (the “Company,” “Fubo,” “our,” “we” or “us”) in order to provide notice that, on February 3, 2026 (the “Approval Date”), Hulu, LLC (“Hulu” or the “Majority Stockholder”), as the holder of not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Common Stock entitled to vote thereon were present and voted, has provided written consent to approve an action that would normally require such a meeting.

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Information Concerning the Action by Written Consent

This Information Statement is being mailed on or about February 27, 2026 to the holders of record at the close of business on February 3, 2026 (the “Record Date”) of our Common Stock, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

The purpose of this Information Statement is to inform holders of our Common Stock that, by written consent without a meeting, the Majority Stockholder approved amendments to our Certificate of Incorporation to effect a reverse stock split of the Class A Common Stock and Class B Common Stock at a ratio ranging from any whole number between 1-for-8 and 1-for-12 (the “Reverse Stock Split”), with the exact ratio within such range to be determined by the Company’s board of directors (the “Board”) in its discretion, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments, notwithstanding prior stockholder approval of such amendments. The Board also has the authority to abandon all Reverse Stock Split amendments. The Reverse Stock Split is described in more detail in this Information Statement, and the full text of this written consent by the Majority Stockholder without a meeting of stockholders is attached to this Information Statement as Annex A.

The written consent of the Majority Stockholder was sufficient to approve the Reverse Stock Split amendments. Therefore, no proxies or consents were, or are, being solicited in connection with the Reverse Stock Split amendments.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THIS INFORMATION STATEMENT.

Other than the stockholder written consent described above, no other votes are necessary or required to effectuate the Reverse Stock Split amendments described in this Information Statement.

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Effective Date of Action by Written Consent

This Information Statement is being furnished to all holders of our Class A Common Stock and Class B Common Stock as of the Record Date pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder solely for the purpose of informing stockholders of the approval by the Majority Stockholder of the Reverse Stock Split amendments. In accordance with Exchange Act Rule 14c-2, the written consent by the Majority Stockholder without a meeting of stockholders will become effective no sooner than 20 calendar days following the mailing of this Information Statement to the stockholders of record.

Outstanding Shares and Voting Rights as of the Approval Date

As of the Approval Date, our authorized capital stock consisted of 7,050,000,000 shares, consisting of: (i) 5,000,000,000 shares of Class A Common Stock; (ii) 2,000,000,000 shares of Class B Common Stock; and (iii) 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 352,715,216 shares of Class A Common Stock, 947,910,220 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding.

Except as otherwise required under our Certificate of Incorporation, the Class A Common Stock and Class B Common Stock vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, our Certificate of Incorporation or our bylaws, or upon which a vote of stockholders generally entitled to vote is otherwise duly called for by the Company. Each holder of record of shares of Common Stock on the relevant record date is entitled to cast one vote in person or by proxy for each share of Common Stock outstanding in such holder’s name on the stock transfer records of the Company.

The Reverse Stock Split amendments were adopted by the Board on February 2, 2026. On February 3, 2026, the Majority Stockholder, which holds Class B Common Stock, representing not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of Common Stock entitled to vote on the matter as of the Record Date were present and voted together as a single class, approved the Reverse Stock Split amendments. Since the Reverse Stock Split amendments have been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

Section 228 of the DGCL and Sections 4.02 and 10.01 of our Certificate of Incorporation permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Company’s common stock entitled to vote thereon were present and voted. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Reverse Stock Split amendments and in order to timely effectuate the Reverse Stock Split, the Board determined to pursue stockholder action by written consent and successfully obtained the written consent of the Majority Stockholder. The written consent satisfies the stockholder approval requirement for the action taken. Accordingly, under the DGCL and our Certificate of Incorporation, no other stockholder approval is required in order to effect such action.

Expenses

The cost of furnishing this Information Statement will be borne by the Company. We will mail this Information Statement to registered stockholders and certain beneficial stockholders of the Company where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

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QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q:	Why am I receiving these materials?

A:	We are providing this Information Statement to you for your information to comply with the requirements of the Exchange Act and the DGCL. You are urged to read this Information Statement carefully in its entirety, including any information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.

The record date for determining our stockholders who were entitled to notice of the matters set forth in this Information Statement was February 3, 2026, the date set forth by the Board. The written consent of the Majority Stockholder was sufficient to approve the Reverse Stock Split amendments. In accordance with Exchange Act Rule 14c-2, the written consent by the Majority Stockholder will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement to the stockholders of record. This Information Statement is being mailed on or about February 27, 2026, to stockholders of record as of February 3, 2026. Therefore, these actions will be effective on or about March 19, 2026.

Q:	What information is contained in this Information Statement?

A:	This Information Statement contains information regarding actions approved by the Board and by Hulu, as the holder of 947,910,220 shares of Class B Common Stock, representing not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Company’s Common Stock entitled to vote thereon as of February 3, 2026 were present and voted. We refer to Hulu as the Majority Stockholder in this Information Statement.

Q:	What action was taken by written consent of the Majority Stockholder?

A:	The action approved by the written consent of the Majority Stockholder without a meeting of stockholders is more completely described elsewhere in this Information Statement, but in summary, the Majority Stockholder approved amendments to the Certificate of Incorporation to effect a reverse stock split of the Class A Common Stock and Class B Common Stock at a ratio ranging from any whole number between 1-for-8 and 1-for-12, with the exact ratio within such range to be determined by the Board in its discretion, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments, notwithstanding prior stockholder approval of such amendments. The Majority Stockholder approved the action by written consent in its capacity as the holder of not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Common Stock entitled to vote thereon were present and voted. The full text of this written consent by the Majority Stockholder without a meeting of stockholders is attached to this Information Statement as Annex A.

Q:	Why are you not soliciting proxies on this action?

A:	We are not soliciting proxies on the Reverse Stock Split amendments because the Majority Stockholder, as the holder of not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Common Stock entitled to vote thereon were present and voted, provided written consent approving the action, and no other action on the part of our stockholders is necessary or required to effectuate the Reverse Stock Split amendments.

Q:	To whom may I direct any additional questions regarding this Information Statement?

A:	Any additional questions regarding this Information Statement may be directed to:

FuboTV Inc.

Attention: Chief Legal Officer

1290 Avenue of the Americas

New York, NY 10104

(212) 672-0055

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Forward-Looking Statements

This Information Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements regarding the Reverse Stock Split amendments, including the timing and benefits thereof and the Final Ratio (as defined herein). Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control. Although management believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the factors set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC and in the Company’s other filings with the SEC. You are cautioned not to place undue reliance on any forward-looking statements made herein. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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the REVERSE STOCK SPLIT AMENDMENTS

Our Board has adopted, and the Majority Stockholder has approved, amendments to the Certificate of Incorporation to effect a reverse stock split of the Company’s Class A Common Stock and Class B Common Stock at a ratio ranging from any whole number between 1-for-8 and 1-for-12, with the exact ratio within such range to be determined by the Board in its discretion, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments, notwithstanding prior stockholder approval of such amendments. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendments to our Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware, is attached to this Information Statement as Appendix B.

The Majority Stockholder has approved alternative amendments to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Common Stock ranging from any whole number between eight (8) and twelve (12), inclusive, would be combined into one share of our Common Stock. The Board has the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above (the “Final Ratio”) and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware, and to abandon all other amendments. The Board may also elect not to effect the Reverse Stock Split.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our Common Stock, the anticipated impact of the Reverse Stock Split on the trading price of our Common Stock and on the number of holders of our Common Stock, and the continued listing requirements of the New York Stock Exchange (“NYSE”). Although the Majority Stockholder has approved the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-8 to 1-for-12 but would not effect a decrease to the number of shares of Common Stock that the Company will be authorized to issue, the Reverse Stock Split amendments would result in a relative increase in the number of authorized and unissued shares of our Common Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “Principal Effects of the Reverse Stock Split – Relative Increase in Number of Authorized Shares of Common Stock for Issuance” below.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in proposing the Reverse Stock Split is to increase the per share trading price of the Company’s Class A Common Stock and to reduce the number of outstanding shares of our Common Stock to a level better aligned with the Company’s size and scope. The Board believes that the combination of the per share price increase and the reduction in outstanding shares would enhance the marketability of our Common Stock, particularly among institutional investors and other sophisticated market participants. In addition, reducing the number of total shares outstanding to a level more proportionate to the Company’s size and scope would proportionally increase the Company’s earnings per share, which the Board believes would improve the comparability and meaningfulness of this metric and may assist equity research analysts and investors in evaluating the Company’s financial performance.

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Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors are restricted by internal policies and practices that either prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. In addition, a higher market price for our Class A Common Stock may increase the likelihood of coverage by a broader range of equity research analysts, which in turn may facilitate improved visibility and understanding of the Company’s business within the investment community. Therefore, the Board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our Class A Common Stock and may result in broader equity research analyst coverage of the Company.

In light of the factors mentioned above, our Board unanimously approved the Reverse Stock Split amendments.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of the Company and its stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-8 to 1-for-12. The Board can only authorize the filing of one Reverse Stock Split amendment and all other Reverse Stock Split amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split amendments.

In determining the Final Ratio and whether and when to effect the Reverse Stock Split, the Board will consider a number of factors, including, without limitation:

●	the historical trading price and trading volume of our Class A Common Stock;
●	the number of shares of our Common Stock outstanding immediately before and after the Reverse Stock Split;
●	the then-prevailing trading price and trading volume of our Class A Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A Common Stock;
●	the anticipated impact of a particular Final Ratio on the number of holders of our Common Stock; and
●	prevailing general market conditions.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Final Ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Class A Common Stock. There is no assurance that:

●	the market price per share of our Class A Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A Common Stock outstanding immediately before the Reverse Stock Split;
●	even if the market price per share of our Class A Common Stock after the Reverse Stock Split rises, such market price will be sustained;
●	the Reverse Stock Split will result in more normalized trading in our Class A Common Stock or decrease the market volatility of our Class A Common Stock; and
●	the Reverse Stock Split will result in a per share price that will increase the level of investment in our Class A Common Stock by institutional investors or increase analyst and broker interest in the Company.

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Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Class A Common Stock.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Class A Common Stock does not increase as a result of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

Issued and Outstanding Shares of Common Stock

If the Reverse Stock Split is effected, each holder of our Common Stock immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Common Stock upon effectiveness of the Reverse Stock Split (and, with respect to the Class B Common Stock, a proportionately reduced number of corresponding Common Units (as defined below)). The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Final Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, as described below under “Fractional Shares.” After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Common Units of Fubo Operations LLC

Fubo and Fubo Operations LLC (“Newco”) have an “Up-C” structure. Accordingly, pursuant to our Certificate of Incorporation and Section 3.04 of the Newco Amended and Restated Limited Liability Agreement, dated as of October 29, 2025 (the “Newco Agreement”), the consolidation of the Common Stock contemplated by the Reverse Stock Split will be accompanied by an identical consolidation of the common units of Newco (the “Common Units”). The Newco Agreement includes provisions intended to ensure that Newco maintains at all times a one-to-one ratio between the number of Newco Units owned by Fubo and the aggregate number of shares of Class A Common Stock issued and outstanding. These ratio requirements disregard (i) shares of Class A common stock issuable under unvested equity incentive awards granted by Fubo, (ii) treasury stock, (iii) any non-economic voting shares (including shares of Class B Common Stock), and (iv) Preferred Stock or other debt or equity securities (including warrants, options or rights) issued by Fubo that are convertible into or exercisable or exchangeable for shares of Common Stock.

To the extent the Reverse Stock Split is implemented at the discretion of the Board, the Company, as managing member of Newco, will take all actions necessary to cause the Common Units to be subjected to a reverse split at an identical ratio to the Reverse Stock Split, effective upon the completion of the Reverse Stock Split in order to maintain such one-to-one ratio. As the context requires, references to the Reverse Stock Split in this Information Statement include the completion of the related reverse split of the Common Units.

Relative Increase in Number of Authorized Shares of Common Stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 7,050,000,000 shares, consisting of (i) 5,000,000,000 shares of Class A Common Stock; (ii) 2,000,000,000 shares of Class B Common Stock; and (iii) 50,000,000 shares of Preferred Stock (collectively, our “Capital Stock”).

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Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the Final Ratio. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the Reverse Stock Split is implemented, all or any of the authorized and unissued shares of our Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, subject to the terms of our Certificate of Incorporation and Bylaws, without further action by the stockholders of the Company and without first offering such shares to our stockholders. When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Class A Common Stock or Class B Common Stock, as applicable, including the right to cast one vote per share. The Company regularly considers its capital requirements and may conduct equity offerings of Common Stock in the future. The relative increase in the number of shares of Common Stock would enable the Company to retain flexibility to address capital requirements, including the ability to conduct equity offerings of Common Stock.

The Reverse Stock Split will have no effect on the number of authorized shares of Preferred Stock or the par value of Preferred Stock, and we currently do not have any outstanding shares of Preferred Stock.

Effect on Outstanding Equity Incentive Plans

The Company maintains the 2015 Equity Incentive Plan, the 2020 Equity Incentive Plan, the 2022 Employee Inducement Equity Incentive Plan, the 2023 Employee Inducement Equity Incentive Plan, the 2024 Employee Inducement Equity Incentive Plan and the 2025 Employment Inducement Equity Incentive Plan (collectively, the “Plans”), which are designed primarily to provide stock-based incentives to individual service providers of the Company. Accordingly, if our Board decides to implement the Reverse Stock Split, as of the Effective Time, (i) the number of shares of Common Stock issuable upon exercise or vesting of such awards under the Plans would be proportionally reduced based on the Final Ratio selected by our Board and (ii) any per share exercise price would be proportionally increased based on the Final Ratio selected by our Board, subject to the terms of the applicable Plan and award agreement(s). In addition, the number of shares available for future issuance and any share-based award limits under the Plans will be proportionately reduced based on the Final Ratio selected by our Board.

Impact of Reverse Stock Split on Capital Structure

The chart below outlines the capital structure of our Common Stock prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split is effected at a ratio of 1-for-8 or 1-for-12 based on share information as of the close of business on December 31, 2025. The below does not give effect to any other changes, including any issuance of securities, after December 31, 2025.

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	Pre-Split	1-for-8	1-for-12
Total Authorized Shares of Class A Common Stock	5,000,000,000	5,000,000,000	5,000,000,000
Total Authorized Shares of Authorized Class B Common Stock	2,000,000,000	2,000,000,000	2,000,000,000
Issued and Outstanding Shares of Class A Common Stock	351,921,075	43,990,134	29,326,756
Issued and Outstanding Shares of Class B Common Stock	947,910,220	118,488,777	78,992,518
Shares of Class A Common Stock Subject to Outstanding Equity Awards under the Plans	48,191,122	6,023,890	4,015,926
Shares of Class A Common Stock Reserved for Future Issuance Under the Plans	19,053,223	2,381,652	1,587,768
Shares of Class A Common Stock Underlying Outstanding 2029 Convertible Notes	86,667,030	10,833,378	7,222,252
Authorized but Unissued and Unreserved Class A Common Stock	4,648,078,925	581,009,865	387,339,910
Authorized but Unissued and Unreserved Class B Common Stock	1,052,089,780	131,511,222	87,674,148

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at the time the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Common Stock, in accordance with the Final Ratio contained in the Certificate of Amendment.

Some stockholders may hold their shares of Common Stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from the exchange agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of our Common Stock for a statement of ownership. When you submit your certificate or certificates representing the pre-Reverse Stock Split shares of our Common Stock, your post-Reverse Stock Split shares of our Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-Reverse Stock Split shares you own, you will receive a statement indicating the number of post-Reverse Stock Split shares you own in book-entry form. We will no longer issue physical stock certificates. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Registered “Book-Entry” Holders of Common Stock

As soon as practicable after the Effective Time, stockholders will be notified by the exchange agent that the Reverse Stock Split has been effected. If you hold shares of Common Stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our Common Stock. As soon as practicable after the Effective Time, the exchange agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee) in the same manner as registered “book-entry” holders of Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by our Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then-current stockholders would have no further interest in the Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Final Ratio that is determined by the Board as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the designated agent to which they were paid.

No Dissenters’ or Appraisal Rights

The DGCL does not provide dissenters’ or appraisal rights to stockholders of the Company in connection with the Reverse Stock Split amendments or any matter described in this Information Statement.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

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Interests of Certain Persons in or Opposition to Matters to Be Acted Upon

Certain of our officers and directors have an interest in the Reverse Stock Split amendments as a result of their ownership of shares of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below, and equity awards granted to them under the Plans. However, we do not believe that our officers or directors have interests in the Reverse Stock Split amendments that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of the Reverse Stock Split Amendments

Since we are already controlled by our Majority Stockholder, the Reverse Stock Split and related Charter Amendments will not have any additional anti-takeover effects on us. The Reverse Stock Split is not the result of the Board’s intent to defend against any effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Final Ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our Common Stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

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We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split is intended to constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such stockholder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that should be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the stockholder’s tax basis in our common stock, with any remaining amount being treated as capital gain. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability; provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

In accordance with Exchange Act Rule 14c-2, the written consent of the Majority Stockholder will become effective no sooner than 20 days following the mailing of this Information Statement to the stockholders of record.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock for:

●	each person known by Fubo to beneficially own more than 5% of our Common Stock;
●	each of Fubo’s directors;
●	each of Fubo’s named executive officers; and
●	all of Fubo’s executive officers and directors as a group.

The number of shares beneficially owned by each stockholder as described in this Information Statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted stock units or other rights held by such person that are currently exercisable or will become exercisable within sixty (60) days of February 3, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The percentage ownership of each individual or entity is based on 352,715,216 shares of Class A Common Stock and 947,910,220 shares of Class B Common Stock outstanding as of February 3, 2026.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o FuboTV Inc. 1290 Avenue of the Americas, 9th Floor, New York, NY 10104. Fubo believes, based on information provided to it, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A Common Stock Beneficially Owned(1)		Class B Common Stock		Combined Voting Power
	Number	Percentage	Number	Percentage	Percent(2)
5% or Greater Beneficial Owners
Hulu, LLC(3)	947,910,220	72.9%	947,910,220	100%	72.9%
BlackRock, Inc.(4)	27,508,607	7.8%	—	—	2.1%
The Vanguard Group(5)	21,923,236	6.2%	—	—	1.7%

Named Executive Officers and Directors
David Gandler(6)	11,577,045	3.2%	—	—	*
Alberto Horihuela Suarez(7)	3,352,994	*	—	—	*
John Janedis(8)	317,566	*	—	—	*
Andy Bird	—	—	—	—	—
Ignacio Figueras(9)	539,287	*	—	—	*
Jonathan S. Headley	—	—	—	—	—
Daniel Leff(10)	2,814,362	*	—	—	*
Jim Lygopoulos	—	—	—	—	—
Debra OConnell	—	—	—	—	—
Cathleen Taff	—	—	—	—	—
Justin Warbrooke	—	—	—	—	—
All executive officers and directors as a group (11 persons)(11)	18,601,254	5.1%	—	—	1.4%

*	Represents beneficial ownership of less than 1%.

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(1)	Percentage of Class A Common Stock beneficially owned by an individual or entity includes shares of Class B Common Stock, which are exchangeable for shares of Class A Common Stock upon redemption of an equal number of Common Units, and shares of Class A Common Stock subject to options, restricted stock units or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 3, 2026, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of combined voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Each share of Class A Common Stock and Class B Common Stock entitles the holder to one vote on all matters submitted to stockholders for their vote or approval. This calculation assumes the conversion of all options, restricted stock units or other rights to acquire shares of Class A Common Stock that are beneficially owned as of February 3, 2026, but does not represent total voting power of the individuals and entities listed here on a fully diluted basis.

(3)	Based solely on a Schedule 13D filed with the SEC on November 5, 2025, Hulu and The Walt Disney Company (“Disney”) have shared voting and shared dispositive power over 947,910,220 shares of Class B Common Stock held directly by Hulu. Hulu is a wholly owned subsidiary of Disney. The address for Hulu and Disney is 2500 Broadway Street, 2nd Floor, Santa Monica, California 90404.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 5, 2025, BlackRock, Inc. has sole voting power with regard to 26,963,221 shares of Class A Common Stock, sole dispositive power with respect to 27,508,607 shares of Class A Common Stock and aggregate beneficial ownership of 27,508,607 shares of Class A Common Stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)	Based solely on a Schedule 13G/A filed with the SEC on January 30, 2026. According to the filing, The Vanguard Group has shared voting and shared dispositive power with regard to 21,923,236 shares of Class A Common Stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Represents (i) 9,423,881 shares of Class A Common Stock issuable pursuant to options held directly by Mr. Gandler exercisable within 60 days of February 3, 2026 (ii) 883,222 shares of Class A Common Stock issuable pursuant to performance restricted stock units held directly by Mr. Gandler that vest within 60 days of February 3, 2026 and (iii) 708,514 shares of Class A Common Stock issuable pursuant to restricted stock units held directly by Mr. Gandler that vest within 60 days of February 3, 2026, and (iv) 561,428 shares of Class A Common Stock held by Mr. Gandler in his individual capacity.

(7)	Represents (i) 384,354 shares of Class A Common Stock issuable pursuant to options held directly by Mr. Horihuela exercisable within 60 days of February 3, 2026, (ii) 1,404,810 shares of Class A Common Stock issuable pursuant to performance restricted stock units held directly by Mr. Horihuela that vest within 60 days of February 3, 2026, and (iii) 1,563,830 shares of Class A Common Stock held by Mr. Horihuela in his individual capacity.

(8)	Represents (i) 264,810 shares of Class A Common Stock issuable pursuant to performance restricted stock units held directly by Mr. Janedis that vest within 60 days of February 3, 2026 and (ii) 52,756 shares of Class A Common Stock issuable pursuant to restricted stock units held directly by Mr. Janedis that vest within 60 days of February 3, 2026.

(9)	Represents (i) 66,132 shares of Class A Common Stock issuable pursuant to options held directly by Mr. Figueras exercisable within 60 days of February 3, 2026 and (ii) 473,155 shares of Class A Common Stock held by Mr. Figueras in his individual capacity.

(10)	Represents (i) 65,540 shares of Class A Common Stock issuable pursuant to outstanding options held directly by Dr. Leff exercisable within 60 days of February 3, 2026 and (ii) 461,573 shares of Class A Common Stock held by Dr. Leff in his individual capacity. Also represents (i) 571,428 shares of Class A Common Stock held directly by Waverley Capital L.P. (“Waverley Capital”) and (ii) 1,715,821 shares of Class A Common Stock held directly by Luminari Capital, L.P. (“Luminari Capital”). The general partner of Waverley Capital is Waverley Capital Partners, LLC. The general partner of Luminari Capital is Luminari Capital Partners, LLC. Dr. Leff, as managing member of Waverley Capital Partners, LLC and Luminari Capital Partners, LLC, may be deemed to have shared voting and investment power with respect to securities held by Waverley Capital and Luminari Capital. Each of Dr. Leff, Waverley Capital Partners, LLC and Luminari Capital Partners, LLC disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein and the inclusion of these securities herein shall not be deemed an admission by any of them of beneficial ownership of the reported securities for purposes of Section 16 under the Exchange Act or for any other purposes. The address for Waverley Capital and Luminari Capital is 535 Ramona Street, Suite #8, Palo Alto, CA 94301.

(11)	Represents an aggregate of (i) 9,939,907 shares of Class A Common Stock issuable pursuant to outstanding options exercisable within 60 days of February 3, 2026, (ii) 2,552,842 shares of Class A Common Stock issuable pursuant to performance restricted stock units that vest within 60 days of February 3, 2026, (iii) 761,270 shares of Class A Common Stock issuable pursuant to restricted stock units that vest within 60 days of February 3, 2026 and (iv) 5,347,235 shares of Class A Common Stock held, directly or indirectly, by eleven individuals, who constitute Fubo’s executive officers and directors.

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other matters

No matters other than those discussed in this Information Statement are contained in the written consent signed by the Majority Stockholder. No security holder has requested the Company to include any proposal in this Information Statement.

HOUSEHOLDING information

The SEC’s rules permit us to deliver a single information statement to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one copy of this Information Statement to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of this Information Statement, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Information Statement, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders who receive multiple copies of the Company’s information statements, annual reports and proxy statements at a shared address and who wish to receive a single copy of these materials per household in the future may direct their request to Broadridge as instructed above.

CHANGE IN CONTROL

The Company has undergone a change of control since the beginning of the Company’s most recent full fiscal year. On October 29, 2025, Fubo, Disney and Hulu completed the previously announced business combination (the “Business Combination”), contemplated by the Business Combination Agreement, dated as of January 6, 2025, by and among Fubo, Disney and Hulu , which combined our existing Fubo business with Disney’s Hulu + Live TV business. The combined company has access to a $145 million term loan that Disney provided to Fubo as part of the Business Combination. For additional information regarding the Business Combination, please refer to the Company’s Current Report on Form 8-K, filed with the SEC on October 30, 2025.

As a result of the Business Combination, as of the Record Date, Hulu (and Disney, through its indirect ownership of Hulu) beneficially owned 947,910,220 shares of Class B Common Stock, or approximately 72.9% of the Company’s voting securities. As discussed herein, Hulu approved the Reverse Stock Split by written consent in its capacity as the holder of not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of the Common Stock entitled to vote thereon were present and voted.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.fubo.tv. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Information Statement, and you should not consider information on our website to be part of this Information Statement.

You should rely only on the information provided in this filing. You should not assume that the information in this Information Statement is accurate as of any date other than the date of this document. The Company has not authorized anyone else to provide you with any information.

By Order of the Board of Directors

Gina DiGioia
Chief Legal Officer and Corporate Secretary
New York, New York

February 27, 2026

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ANNEX A

CONSENT OF THE STOCKHOLDERS

OF

FUBOTV INC.

February 3, 2026

Hulu, LLC, a Delaware limited liability company, being the holder of outstanding capital stock of FuboTV Inc., a Delaware corporation (the “Company”), having not less than the minimum number of votes that would be necessary to authorize or take the following actions at a meeting at which all shares of the Company’s capital stock entitled to vote thereon were present and voted, acting without a meeting pursuant to and in accordance with the provisions of Section 228 of the General Corporation Law of Delaware and the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), does hereby take action and consent to the adoption of the following resolutions with the same force and effect as if they were approved or adopted at a duly constituted meeting of stockholders of the Company, which shall be effective in accordance with the provisions set forth herein:

Approval of Reverse Stock Split

WHEREAS, the Board of Directors of the Company (the “Board”) has approved and declared advisable amendments to the Certificate of Incorporation as set forth in the form of Certificate of Amendment attached hereto as Exhibit A, including each variation thereof as contemplated in the Certificate of Amendment (the “Certificate of Amendment”), to effect a reverse stock split (“Reverse Stock Split”) of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company, in a ratio of not less than 1-for-8 and not more than 1-for-12 (the “Amendment”), with the final ratio to be selected by the Board; and

Whereas, the Board recommends that the stockholders of the Company approve and adopt the amendments to the Certificate of Incorporation set forth in the Certificate of Amendment.

Now, Therefore, Be It Resolved, that the Amendment be, and hereby is, approved and adopted;

RESOLVED FURTHER, that, notwithstanding the foregoing resolution or the approval and adoption of the proposed amendments to the Certificate of Incorporation set forth in the Certificate of Amendment by the stockholders of the Company, the Board may, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, abandon the proposed amendments to the Certificate of Incorporation without further action by the stockholders of the Company; and

General Authority

RESOLVED, that any and all other actions heretofore taken or contemplated by the foregoing resolutions by any director or officer of the Company be, and hereby are, ratified, approved and confirmed, including, without limitation, the execution and delivery of agreements, certificates and other documents as may be or have been necessary in order to effectuate the purposes of the foregoing resolutions, and the consummation of all transactions contemplated thereby and in connection therewith.

Effectiveness

This Consent shall be effective immediately after the adoption by the Board of the resolutions required by Section 242(b)(1) of the DGCL for the authorization by the Board of the amendment of the Certificate of Incorporation as set forth in the Certificate of Amendment. This Consent shall be deemed revoked if it has not become effective within 60 days of the date hereof, which date is the date on which provision for the effectiveness of this Consent has been made. This Consent may also be revoked by the undersigned at any time prior to its effectiveness.

The Secretary of the Company is hereby directed to file a signed copy of this Consent in the minute book of the Company and to deliver a notice to any stockholder of the Company entitled to such notice in accordance with Section 228(e) of the DGCL.

[Remainder of page left intentionally blank; signature page follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this Consent of Stockholders and on the date set forth below.

Dated as of February 3, 2026
HULU, LLC

	By:	/s/ James M. Kapenstein
	Name:	James M. Kapenstein
	Title:	Vice President

A-2

ANNEX B

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF FUBOTV INC.

FuboTV Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That, by unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted recommending and declaring advisable that the Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that Article IV, Section 4.01 of the Certificate of Incorporation of the Corporation, be amended and restated in its entirety to read as follows:

          Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 7,050,000,000 shares of capital stock, consisting of three classes as follows:

(a)	5,000,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”);

(b)	2,000,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and

(c)	50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Effective as of 5:00 p.m. Eastern Time on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[●]1 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [●]1 shares of Class A Common Stock or Class B Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Class A Common Stock or Class B Common Stock, respectively, automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class A Common Stock or Class B Common Stock, respectively, from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock and the Class B Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class B Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price per share as reported by the New York Stock Exchange (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Class A Common Stock or Class B Common Stock, as applicable, that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Class A Common Stock or Class B Common Stock, as applicable, after the Effective Time into which the shares of Class A Common Stock or Class B Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Class A Common Stock and Class B Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Class A Common Stock or Class B Common Stock, as applicable, as a result of the Reverse Stock Split, following the Effective Time, shall receive the Fractional Share Payment automatically and without any action by the holder.

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [●] day of [●], 2026.

FUBOTV INC.

By:
David Gandler
Chief Executive Officer

1 Shall be a whole number between and including eight and twelve, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law).

B-1